Securities and Exchange Commission
April 15, 1996
Page 2
                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The General Partner
Pacific Landmark Hotel, Ltd. and Pacific Gateway, Ltd.:

     We consent to incorporation by reference in this registration statement (No. 333-_________) of Host Marriott Corporation of our report dated March 10, 1995, except as to Note 6 to the combined financial statements, which is as of January 5, 1996, included in Host Marriott Corporation's Form 8-K, dated January 17, 1996, relating to the combined financial statements of Pacific Landmark Hotel, Ltd. and Pacific Gateway, Ltd., as of December 31, 1994 and 1993, and for each of the years in the two-year period ended December 31, 1994.



                              KPMG Peat Marwick LLP



San Diego, California
July 19, 1996